Exhibit 2

                              ACQUISITION AGREEMENT

Agreement dated as of this ___ of June 2003 between Wolfstone Corporation, a Nevada corporation ("Wolfstone/Buyer") on behalf of its shareholders, and Mobile Nation, Inc. a Nevada corporation ("Mobile/Seller") on behalf of its shareholders. The parties wish to provide for MOBILE's sale of all of its outstanding shares (the "Shares") to WOLFSTONE and WOLFSTONE's purchase of the Shares from MOBILE, under the terms and conditions of this Agreement. The parties agree as follows:

     1.   The Acquisition.
          1.1 Purchase and Sale. Subject to the Terms and Conditions of This Agreement. at the Closing to be held as provided in Section 2, MOBILE shall sell the Shares to WOLFSTONE, and WOLFSTONE shall purchase the Shares from MOBILE, free and clear of all Encumbrances.
          1.2 Purchase Price. Buyer will exchange 4,000,000 newly issued shares of its restricted common stock for each share representing all of the outstanding capital stock or ownership interest of MOBILE. It is anticipated that this transaction will be a nontaxable event under section 368 of the IRS Code.
     2.   The Closing.
          2.1 Place and Time. The closing of the sale and purchase of the Shares (the "Closing") shall take place in Las Vegas, Nevada no later than the close of business (PST) on or before June 27, 2003, or at such other place, date and time as the parties may agree in writing.
          2.2 Deliveries by MOBILE. At the Closing, MOBILE shall deliver the following to WOLFSTONE:
               (a) Certificates representing the Shares, duly endorsed for transfer to WOLFSTONE and accompanied by any applicable stock transfer tax stamps; MOBILE shall cause WOLFSTONE to change those certificates for, and to deliver to WOLFSTONE at the Closing, a certificate representing the Shares registered in the name of WOLFSTONE (without any legend or other reference to any Encumbrance).
               (b)  The documents contemplated by Section 3.
               (c) All other documents, instruments and writings required by this Agreement to be delivered by MOBILE at the Closing and any other documents or records relating to MOBILE's business reasonably requested by WOLFSTONE in connection with this Agreement.
          2.3 Deliveries by WOLFSTONE. At the Closing, WOLFSTONE shall deliver the following to MOBILE:
               (a)  The shares as contemplated by section 1.
               (b)  The documents contemplated by Section 4.
               (c) All other documents, instruments and writings required by this Agreement to be delivered by WOLFSTONE at the Closing.
     3.   Conditions to WOLFSTONE's Obligations.
          The obligations of WOLFSTONE to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by WOLFSTONE:
          3.1  Representations, Warranties and Agreements.
               (a) The representations and warranties of MOBILE set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and
               (b) MOBILE shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.
          3.2 Resignations of Directors. All Directors of WOLFSTONE, and its Subsidiaries whose resignations shall have been requested by MOBILE before the Closing Date shall have submitted their resignations or been removed effective as of the Closing Date.

     4.   Conditions to MOBILE 's Obligations.
          The obligations of MOBILE to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by MOBILE:
          4.1  Representations, Warranties and Agreements.
               (a)  The representations and warranties of WOLFSTONE set forth in this  Agreement  shall be true and  complete in all material respects as of the Closing Date as though made at such time,
                    and
               (b)  WOLFSTONE  shall have performed and complied in all material respects  with the  agreements  contained in this  Agreement required to be performed and complied with by it prior to or at the Closing.
     5.   Representations and Warranties of MOBILE.
          MOBILE represents and warrants to WOLFSTONE that, to the knowledge of MOBILE (which limitation shall not apply to Section 5.3), and except as set forth in the Disclosure Letter:
          5.1 Organization of MOBILE; Authorization. MOBILE is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of MOBILE and this Agreement constitutes a valid and binding obligation of MOBILE, enforceable against it in accordance with its terms.
          5.2 Conflict as to MOBILE: Neither the execution nor delivery of this Agreement nor the performance of WOLFSTONE's obligations hereunder will
                    (a)  Violate   any   provision   of   the   certificate   of
                         incorporation or by-laws of MOBILE or
                    (b)  Violate  any  statute or law or any  judgment,  decree, order,  regulation  or  rule  of  any  court  or  other
                         Governmental Body applicable to MOBILE.
          5.3 Ownership of Shares. The delivery of certificates to WOLFSTONE and the payment to MOBILE will result in WOLFSTONE's immediate acquisition of record and beneficial ownership of the Shares, free and clear of all Encumbrances. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of MOBILE.
          5.4 Title to Properties. Either MOBILE, or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the Balance Sheet (except for property sold since the date of the Balance Sheet in the ordinary course of business or leased under capitalized leases), and all the material properties and assets purchased or otherwise acquired by MOBILE or any of its Subsidiaries since the date of the Balance Sheet.
          5.5 Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by MOBILE, or its Subsidiaries are, in all respects material to the business or financial condition of MOBILE and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used.
          5.6 Absence of Certain Changes. Since the date of the Balance Sheet, neither MOBILE nor any of its Subsidiaries has:
               (a)  Suffered the damage or  destruction of any of its properties or assets  (whether  or not covered by  insurance)  which is materially adverse to the business or financial condition of
                    MOBILE and its  Subsidiaries,  taken as a whole, or made any disposition  of any of its  material  properties  or  assets other than in the ordinary course of business;
               (b)  Made  any  change  or  amendment  in  its   certificate   of
                    incorporation or by-laws, or other governing instruments;
               (c)  Issued or sold any Equity  Securities  or other  securities,
                    acquired,   directly  or   indirectly,   by   redemption  or
                    otherwise,   any  such  Equity   Securities,   reclassified,
                    split-up or otherwise  changed any such Equity Security,  or granted  or entered  into any  options,  warrants,  calls or commitments of any kind with respect thereto;
               (d)  Paid, discharged or satisfied any material claim,  liability or obligation (absolute,  accrued, contingent or otherwise), other than in the ordinary course of business;
               (e)  Prepaid any  material  obligation  having a maturity of more than 90 days from the date  such  obligation  was  issued or incurred;
               (f)  Cancelled any material  debts or waived any material  claims or rights, except in the ordinary course of business;
          5.7 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business or financial condition of MOBILE and its Subsidiaries taken as a whole, other than changes resulting from economic conditions prevailing in the United States.
     6.   Representations and Warranties of WOLFSTONE.
          WOLFSTONE represents and warrants to MOBILE as follows:
          6.1 Organization of WOLFSTONE; Authorization. WOLFSTONE is a corporation duly organized, validly existing and in good standing under the laws of Nevada, with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of WOLFSTONE and this Agreement constitutes a valid and binding obligation of WOLFSTONE, enforceable against it in accordance with its terms. The shareholder list provided by WOLFSTONE shall be complete, current and valid.
          6.2 Purchase for Investment. WOLFSTONE is purchasing the shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.
          6.3 Conflict as to WOLFSTONE. Neither the execution and delivery of this Agreement nor the performance of WOLFSTONE's obligations hereunder will,
               (a)  Violate any provision of the certificate of incorporation or by-laws of WOLFSTONE or
               (b)  Violate any statute or law or any judgment,  decree,  order, regulation or rule of any court or other Governmental Body applicable to WOLFSTONE.
          6.4 WOLFSTONE is a publicly traded company, which trades on the Pink Sheets. WOLFSTONE has properly filed all documentation with all applicable bodies necessary to become and remain a publicly traded company. WOLFSTONE will provide current audited financials within 10 days of closing.
          6.5 There are no pending or threatened legal or regulatory claims, demands or liabilities of any kind or nature against WOLFSTONE or it assets other than as disclosed.
          6.6 WOLFSTONE has filed all federal, state and local income or other tax returns as required by law, and has paid all taxes, which are due, and has no tax delinquencies of any kind.
          6.7 There are currently 71,324 shares issued and outstanding in WOLFSTONE. The shares, when issued were properly distributed under applicable securities laws, and WOLFSTONE has taken no action to cause said stock to lose its current trading status. There are no warrants, option agreements or pending subscription agreements whereby WOLFSTONE is obligated to issue any additional stock to any person.
          6.8 Upon closing, MOBILE's shareholders will receive a controlling interest in and complete management control over WOLFSTONE by virtue of their stock ownership, and there are no shareholder rights or agreements, or other legal impediments to the transfer of management control of WOLFSTONE.

     7.   Access and Reporting; Filings with Governmental Authorities.
          7.1 Access. Between the date of this Agreement and the Closing Date, MOBILE shall,
               (a) Give WOLFSTONE and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of MOBILE and its Subsidiaries and to the books and records of WOLFSTONE and its Subsidiaries,
               (b)  Permit WOLFSTONE to make inspections thereof, and
               (c) Cause its Officers and its advisors to furnish WOLFSTONE with such financial and operating data and other information with respect to the business and properties of MOBILE and its Subsidiaries and to discuss with WOLFSTONE and its authorized representatives the affairs of MOBILE and its Subsidiaries, all as WOLFSTONE may from time to time reasonably request.
          7.2 Exclusivity. From the date hereof until the earlier of the Closing or the termination of this Agreement, MOBILE shall not solicit or negotiate or enter into any agreement with any other person with respect to or in furtherance of any proposal for a merger or business combination involving, or acquisition of any interest in, or (except in the ordinary course of business) sale of assets by, MOBILE except for the acquisition of the Shares by WOLFSTONE.
          7.3 Publicity. Between the date of this Agreement and the Closing Date, MOBILE and WOLFSTONE shall, and MOBILE and WOLFSTONE shall cause WOLFSTONE to, discuss and coordinate with respect to any public filing or announcement or any internal or private announcement (including any general announcement to employees) concerning the contemplated transaction.
          7.4 Confidentiality. Prior to the Closing Date, (or at any time if the Closing does not occur) WOLFSTONE shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with the transactions contemplated hereby) all non-public information obtained by WOLFSTONE pursuant to Section 7.1. Following the Closing, MOBILE shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with preparing Tax Returns and conducting procedures relating to Taxes) any nonpublic information relating to WOLFSTONE and its Subsidiaries. This
               Section 7.7 shall not be violated by disclosure pursuant to court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given the other party prior to making any disclosure and the party subject to such requirement cooperates as the other may reasonably request in resisting it. If the Closing does not occur, WOLFSTONE shall return to MOBILE, or destroy, all information it shall have received from MOBILE or in connection with this Agreement and the transactions contemplated hereby, together with any copies or summaries thereof or extracts therefrom. MOBILE and WOLFSTONE shall use their best efforts to cause their respective representatives, employees, attorneys, accountants and advisors to whom information is disclosed pursuant to Sections 7.1 and 7.6 to comply with the provisions of this Section 7.7.

     8.   Conduct of MOBILE's Business Prior to the Closing.
          8.1 Operation in Ordinary Course. Between the date of this Agreement and the Closing Date, MOBILE shall cause MOBILE and its Subsidiaries to conduct their businesses in all material respects in the ordinary course.
          8.2 Business Organization. Between the date of this Agreement and the Closing Date, MOBILE shall use its reasonable efforts, and shall cause MOBILE and each of its Subsidiaries to use its respective reasonable efforts, to
               (a)  Preserve  substantially intact the business  organization of
                    MOBILE and each of its  Subsidiaries  and keep available the services of the present officers and employees of MOBILE and each of its Subsidiaries, and
               (b)  Preserve  in all  material  respects  the  present  business relationships  and  good  will  of  MOBILE  and  each of its
                    Subsidiaries.
          8.3 Corporate Organization. Between the date of this Agreement and the Closing Date, neither WOLFSTONE or MOBILE shall not cause or permit any amendment of the certificate of incorporation or by-laws (or other governing instrument) of MOBILE or any of its Subsidiaries, and shall cause MOBILE Inc. and each of its Subsidiaries not to:
               (a)  Issue,  sell  or  otherwise  dispose  of any  of its  Equity
                    Securities,  or  create,  sell or  otherwise  dispose of any options,  rights,  conversion  rights or other agreements or commitments  of any kind relating to the  issuance,  sale or disposition of any of its Equity Securities;
               (b)  Sell or otherwise dispose of any Equity Securities of MOBILE or  any of its  Subsidiaries,  or  create  or  suffer  to be
                    created  any  Encumbrance   thereon,   or  create,  sell  or
                    otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities of MOBILE or any of its Subsidiaries;
               (c)  Reclassify,  split up or otherwise  change any of its Equity
                    Securities;
               (d)  Be  party to any  merger,  consolidation  or other  business combination;
               (e)  Sell,  lease,  license  or  otherwise  dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of MOBILE and its Subsidiaries, taken as a whole, except in the ordinary course of business.

     9.   Survival of Representations and Warranties; Indemnification.
          9.1  Survival.   No  representation  or  warranty  contained  in  this
               Agreement or in any certificate or document delivered pursuant hereto shall survive the Closing, except for those contained in Sections 5.1, 5.2 and 5.3 (only as to MOBILE), 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7 and 6.8 (the "Surviving Representations and Warranties ").
          9.2 Indemnification by MOBILE. MOBILE shall indemnify and hold harmless WOLFSTONE and WOLFSTONE and shall reimburse WOLFSTONE for, any loss, liability, damage or expense (including reasonable attorneys fees) (collectively, "Damages") arising from or in connection with, (a) Any inaccuracy in any of the Surviving Representations and Warranties of MOBILE in this Agreement or (b) Any failure by MOBILE to perform or comply with any agreement in this Agreement.
          9.3 Indemnification by WOLFSTONE. WOLFSTONE shall indemnify and hold harmless MOBILE, and shall reimburse MOBILE for, any loss, liability, damage or expense (including reasonable attorneys fees) (collectively, "Damages") arising from or in connection with,
               (a) Any inaccuracy in any of the Surviving Representations and Warranties of WOLFSTONE in this Agreement,
               (b) Any failure by WOLFSTONE to perform or comply with any agreement in this Agreement, except that after the Closing no claim shall be made with respect to the failure to perform or comply with any agreement required to have been performed or complied with prior to the Closing Date, and
               (c) Any payments made by MOBILE after the Closing pursuant to any guaranty by MOBILE of any obligation of WOLFSTONE or any of its Subsidiaries (other than as contemplated by Section 2.4). WOLFSTONE shall use its best efforts to obtain MOBILE's release from any such guaranties.

     10.  Termination.

          Termination. This Agreement may be terminated before the Closing occurs only as follows:

               (a)  By written agreement of MOBILE and WOLFSTONE at any time.
               (b) By MOBILE, by notice to WOLFSTONE at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.
               (c)  By  WOLFSTONE,  by notice  to MOBILE at any time,  if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur of if satisfaction of such a condition is or becomes impossible.
               (d) By WOLFSTONE or MOBILE, by notice to the other at any time prior to June 27, 2003. 10.1 Effect of Termination. If this Agreement is terminated pursuant to Section 10(a), this Agreement shall terminate without any liability or further obligation of any party to another.

     11.  Notices.

          All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when
               (a)  Delivered by hand,
               (b) Sent by telex or telecopy (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or
               (c) Received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopy numbers set forth below (or to such other addresses, telex numbers and telecopy numbers as a party may designate as to itself by notice to the other parties).

                  If to MOBILE:                      If to WOLFSTONE:
                  -------------                      ----------------
                  Mobile Nation, Inc.                Wolfstone Corporation
                  7450 Rancho Destino
                  Las Vegas, NV 89123

     12.  Miscellaneous.
          12.1 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.
          12.2 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement.
          12.3 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.
          12.4 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated orally.
          12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.
          12.6 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Nevada, without regard to the conflicts of law principles thereof.
          12.7 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights or obligations hereunder without the consent of the other.

                                            Wolfstone Corporation

                                                --------------------------------
                                            By: Nichole Rolfe
                                                President

                                            Mobile Nation, Inc.


                                            ------------------------------------
                                            By: Rob Roy
                                                President